Exhibit 10.08

                                 EMPLOYMENT AGREEMENT

 THIS AGREEMENT, made and entered into this 16th day of August 1999, between Advanced Business Sciences, Inc., a Delaware corporation, ("Company") and James
E. Stark,(Employee).

 WITNESSETH:

 WHEREAS, Company is a development stage company, which develops, produces, markets and supports a broad product line of solutions relating to the tracking, monitoring and reporting of individuals and things; and

 WHEREAS, the parties hereto desire to enter into an agreement for Company's employment of Employee on the terms and conditions contained herein;

 NOW THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 .  Employment  and  Duties.  Subject  to the  terms  and  conditions  of  this
Agreement, Company hereby employs Employee, and Employee hereby accepts employment with Company. Employee will have such duties of an Employee nature as are assigned to him from time to time and will serve as Corporate Controller. Employee shall report to the President & CEO and serve as a keyman of the Company.

2 . Time Commitment. During the Term, Employee shall devote substantially all of his business time, attention and energies to the diligent and faithful performance of his duties as an Employee employee of the Company. Employee shall not, without the prior written consent of Company, at any time during the Term:
(a) accept employment with, or render services of a business, professional or commercial nature to, any other Person (as defined below); (b) engage in any venture or activity which Company may in good faith consider to be competitive with or adverse to the Company Business, whether alone or with any other Person as a partner, officer, director, employee, agent, shareholder, consultant sales representative or otherwise, except that the ownership of not more that 3% of the shares or other equity interests of any Person which is publicly traded shall not be deemed a violation of this Section 2; or (c) engage in any venture or activity which the Board of Directors of Company may in good faith consider to interfere with Employee's performance of his duties hereunder. As used in the Agreement, "Person" means any individual, corporation, limited liability company, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

3. Compensation. In consideration of Employee's services hereunder, Company shall provide to Employee the following compensation:

      3.1 Salary. Company shall pay to Employee an initial base salary for services rendered at the rate of $ 85,000.00 per annum, to be earned and payable in accordance with Company's normal payroll practices for similarly situated employees.

       3.2 Benefits. To the extent that Employee is not disqualified by requirements of the applicable benefit plans, and subject to the terms and conditions thereof, Employee shall be entitled during employment to participate in any employee benefit plans generally provided by Company to its employees similarly situated for so long as Company provides such benefit plans. In addition, Employee shall be entitled to any other benefits, allowances or remuneration as granted from time to time by the Board of Directors.

       3.3 Vacation. Employee shall be entitled to two weeks of paid vacation (in addition to Company's regular paid holidays) in each calendar year of Employee's employment subject to and in accordance with Company's policies regarding vacations for employees in the state in which Employee works. Except as otherwise required by law, or as otherwise provided under Company's policies regarding vacations for employees in the state in which Employee works, (i) Company shall not pay Employee any additional compensation for any vacation time which is not used prior to the end of a calendar year, and (ii) any vacation time which is not used prior to the end of a calendar year may not be used in any subsequent year without prior approval of the Board of Directors but in any advent 14 days can be carried over.

       3.4 Expenses. Company shall reimburse Employee for, or pay directly, all reasonable business expenses incurred by Employee in the performance of his duties under this Agreement, provided that Employee incurs and accounts for such expenses in accordance with all Company policies and directives as in effect from time to time.

       3.5 Options. Company shall grant to Employee on the date hereof options to purchase 30,000 shares Common Stock of the Company at a share value of twenty cents (.20) per share. An option agreement to provide for vesting and exercise schedule for these shares shall be:

       Block 1: One third of such options shall become vested and exercisable beginning the earlier of August 16, 2000 or when the closing bid price for the common shares of ABS exceeds $3.00 per share for at least five consecutive trading days. The options shall remain exercisable for a period of three years from the date of vesting.



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       Block 2: One third of such options  shall become  vested and  exercisable beginning the earlier of August 16, 2001 when the closing bid price for the common shares of ABS exceeds $4.00 per share for at least five consecutive trading days. The options shall remain exercisable for a period of three years from the date of vesting.

       Block 3: One third of such options shall become vested and exercisable beginning the earlier of August 16, 2002 or when the closing bid price for the common shares of ABS exceeds $6.00 per share for at least five consecutive trading days. The options shall remain exercisable for a period of three years from the date of vesting.

    Any blocks not yet vested would vest and be immediately exercisable upon the occurrence of a sale or merger of ABS, which includes a transfer of control.

    If Employee voluntarily resigns from the Company during the initial 18 months of this agreement, Company can repurchase all vested options at the option strike price. The repurchase must be completed within 30 days of Employee's resignation.

    Employee will, if determined in the sole discretion of the Board of Directors, be eligible to participate in the Company's incentive option program(s) for key employees as they are instituted from time to time. All options provided for under this paragraph 3.5 shall become exercisable immediately upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board which results in any person or entity (other than persons who are holders of stock of the Company at the time the plan is approved by the stockholders and other than an Affiliate) owing 60 percent or more the combined voting power al all classes of stock of the Company.

4 . Covenants of Employee. Employee understands and agrees that the Company Business is one which makes it crucial for Company to develop and retain trade secrets customer lists, proprietary techniques, information regarding customer needs and other confidential information; and acknowledges that Employee will develop and learn such information in the course of his employment. In light of these facts and in consideration of Employee's employment with Company and Company's agreement to compensate Employee on the terms set forth in Section 3 hereof, Employee covenants and agrees with Company as follows:

       4.1 Covenant to Protect Confidential Information. Without limiting any other obligation Employee may have with respect to use or nondisclosure of any information, Employee shall protect all Company Confidential Information (as defined below) at all times, and shall not disclose to any Person, or otherwise use, except in connection with his duties performed in accordance with this Agreement any Company Confidential Information. For purposes of the Agreement, "Company Confidential Information" means technical, business and other information of Company, whether or not in writing, which derives value from not being generally known to the public or to other Persons who can obtain value from its disclosure or use, including, without limitation, technical or nontechnical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists or information concerning actual or potential customers or suppliers, information regarding business plans and operations, methods and plans of operation, marketing strategies, sales and distribution plans or strategies, cost information, pricing strategies, and acquisition and investment plans. Company Confidential Information includes information disclosed by third parties that Company treats or is obligated to maintain as confidential. The foregoing provision shall not apply to any confidential information which is generally available to the public immediately prior to the time of disclosure. The restrictions of this Section 4.1 shall expire one year after the Termination Date. As used in this Agreement the "Termination Date" means the last day Employee is employed by Company, whether separation is voluntary or involuntary and with or without cause.

       4.2 Covenants against Competition. Without limiting any other restrictive covenant or obligation to which Employee may be subject hereunder, under any other agreement or under applicable law, Employee shall not, except on behalf of Company or an affiliate of Company, at any time during the period commencing on the date of this Agreement and continuing for the period set out below after the Termination Date, whether alone or with any other Persons as a partner, officer, director, employee, agent, shareholder, consultant sales representative or otherwise:

    (a) for a period of one year following termination from employment, without cause, Employee shall not engage in any business activity that is competitive with the business the Company was engaged in at time of Employee's termination. In consideration of the initial one-year period of noncompetition as described in this section, Employee shall receive the compensation equivalent to one (1) month of salary.

    (b) for a period of two years following termination, for any reason, whether with or without cause, whether voluntary or involuntary, Employee shall not solicit or assist in the solicitation of any customer who is, at the time of Employee's termination from employment with Company, for the purpose of obtaining the patronage of such customer for purposes which are competitive to those of the Company at the time of Employee's termination.

    (c) for a period of one year following termination of employment, for any reason, whether with or without cause, whether voluntary or involuntary, Employee shall not solicit or assist in the solicitation of, any Person employed by Company in any capacity (including without limitation as an employee or independent contractor), to terminate such employment, whether or not such Person is employed pursuant to a contract with Company and whether or not such Person is employed at will.

    The foregoing provisions of this Section 4.2 shall not prohibit Employee from owning, not to exceed 3%, of the outstanding stock on any publicly traded corporation that might be deemed a competitor of the Company.

5 .  Inventions, Copyrights, Etc.


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      5.1 Inventions.  Employee shall disclose  promptly to Company (which shall receive it in confidence), and only to Company, any invention or ideas of Employee (developed alone or with others) conceived or made during Employee's employment by Company any such invention or idea in any way connected with
   Employee's   employment  or  related  to  Company's  business,   research  or
   development, or demonstrably anticipated research or development, and will cooperate with Company and sign all documents deemed necessary by Company to enable it to obtain, maintain, protect and defend patents covering such inventions and ideas and to confirm Company's exclusive ownership of all rights in such inventions, ideas and patents, and irrevocably appoints Company as his agent to execute and deliver any assignments or documents Employee fails or refuses to execute and deliver promptly, this power and agency being coupled with an interest and being irrevocable. This constitutes Company's written notification that this assignment does not apply to an invention for which no equipment, supplies, facility or trade secret information of Company was used and which was developed entirely on Employee's own time, unless (a) the invention relates (i) directly to the business of Company, or (ii) to Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for Company.

       5.2 Work for Hire Acknowledgement; Assignment. Employee acknowledges that Employee's work on and contributions to documents and other expressions in tangible media relating to the business of the Company (collectively, "Works") are within the scope of Employee's employment and part of Employee's duties and responsibilities for Company and its affiliates, and are, and at all times shall be regarded as, "work made for hire" as that term is used in the United States Copyright Laws. Without limiting this acknowledgment Employee assigns, grants and delivers exclusively to Company all rights, titles, and interests in and to any such Works, and all copies and versions, including all copyrights and renewals, Employee will execute and deliver to Company, its successors and assigns, any assignments and documents Company requests for the purpose of establishing evidencing, and enforcing or defending its complete, exclusive, perpetual and worldwide ownership of all rights, titles, and interest of every kind and nature, including all copyrights, in and to the Works, and Employee constitutes and appoints
   Company as its agent to execute and deliver any assignments or documents Employee fails or refuses to execute and deliver, this power and agency being coupled with an interest and being irrevocable.

       5.3 Return of Company Documents and Equipment. At the end of employment, or at any time upon Company's request, Employee shall deliver to Company all material files, customer lists, price lists, bids, specifications, forms, software financial data, papers and other documents, including all copies of the foregoing (including those contained in magnetic media or other forms of computer storage); all computers, modems, diskettes, samples, credit cards, keys, security passes, tools, vehicles and equipment and all other materials and other property in his possession or control that relate to the Company Business or his employment with Company, all of which at all times shall be the property of Company unless otherwise agreed by Company in writing.

6 .  Termination.

       6.1 By Either Party. Either party may terminate the Employee's employment under this Agreement, with or without cause, by giving the other party not less than thirty days advance written notice thereof.

       6.2 Other Terminations Without Cause. Employee's employment under this Agreement shall terminate immediately upon the occurrence of one of the following events:

    (a) the death of Employee;

    (b) termination by Company on written notice of termination after Employee becomes unable to perform his services by reason of illness or which illness or incapacity results in his failure to discharge his duties under this Agreement for an aggregate total of 30 days (whether consecutive or nonconsecutive) during any 90 day period; or

       6.3 By Employee for Cause. Employee shall have the right to terminate his employment under this agreement on written notice to Company and receive the salary compensation of two (2) months salary, if Company has: (a) failed to make any payments due to Employee under this Agreement and such failure has not been cured within thirty days after written notice of such failure from Employee to Company, or (b) otherwise materially breached this Agreement and such breach, if capable of cure, has not been cured within thirty days after written notice of such breach from Employee to Company.

       6.4 By Company for Cause. The Employee's employment may be terminated effective immediately by the Company for "cause" by notice of termination to the Employee. "Cause" for such termination shall include, but not be limited to, the following: (i) Dishonesty of the Employee with respect to the Company or any of its subsidiaries; (ii) Willful misfeasance or nonfeasance of duty intended to injure or having the effect of injuring the reputation, business or business relationships of the Company or any of its subsidiaries or any of their respective officers, directors or employees; (iii) Conviction of the Employee upon a charge of any crime involving moral turpitude or which could reflect unfavorably upon the Company or any of its subsidiaries; (iv) Willful or prolonged absence from work by the Employee (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Employee to perform his duties and responsibilities without the same being corrected upon ten (10) days prior written notice: or (v) Breach by the Employee of any of the covenants contained in this agreement.

7 . Other Employees. Nothing in this Agreement shall limit Company's discretion to employ other personnel on such terms and conditions and for such position as may be satisfactory to Company.

8 . Insurance. Company may obtain, in the name and for the benefit of Company, such life, disability, and other insurance policies on Employee as Company may from time to time determine to be in the interest of Company. Employee shall take such


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medical and physical examinations which Company may from time to time reasonable request, including any examination required to obtain such insurance policies.

9 . No Conflicting Obligations. Employee represents and warrants that he is not subject to any noncompetition agreement, nondisclosure agreement, employment agreement, or any other contract of any nature whatsoever, oral or written, with any Person other than Company, which will cause a breach of or default in or which is in any way inconsistent with, the terms and provisions of this Agreement except as noted in Section 3.

10 . Notice to Future Employers. If Employee leaves the employ of Company for any reason, (a) Employee shall, during the two years following termination of Employee's employment with Company, inform any subsequent employers or business partners of the existence and provisions of this Agreement and, if requested, provide a copy of this Agreement to such employer or business partner, and (b) Company may, at any time, notify any future employer or business partner of Employee of the existence and provisions at the Agreement.

11 . Miscellaneous. This Agreement shall inure to the benefit of and be binding upon Company, and its successors and assigns, and Employee and his heirs, executors, administrators and personal representatives. This Agreement may not be assigned by Employee or by Company, except that Company may assign its rights under this Agreement without the written consent of Employee to any affiliate of Company providing services to Company or in connection with any transfer of Company or of any substantial part of the Company Business (and such assignment shall not constitute a termination of Employee's employment by Company for purposes of the Agreement); provided, however, that such affiliate or transferee shall be obligated to perform this Agreement in accordance with its terms.

      11.1 Entire Agreement. This Agreement, including any attachments, contains the entire agreement between the parties and no statement, promises or inducements made by either party hereto, or agent of either party hereto, or agent of either party, which is not contained in this Agreement, shall be valid or binding; and this Agreement may not be enlarged, amended, modified or altered except in a writing signed by Company and Employee and specifically referencing this Agreement. Commencement of Employee's employment hereunder shall constitute, automatically and without further action by the parties, a termination of any existing employment agreement between Employee and Company effective on the date of such event, provided that salary and other rights and obligations of the parties accrued under any such agreement prior to the effective date hereof shall not, except as otherwise expressly provided herein, be affected by such termination and shall be paid or satisfied when due in the ordinary course. The provisions of this Agreement do not in any way limit or abridge any rights of Company or any affiliate under the laws of unfair competition, trade secret, copyright, patent, trademark or any other applicable laws, all of which are in addition to and cumulative of the rights of Company under this Agreement.

      11.2 Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, then such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.
   Without limiting the foregoing, although the parties have, in good faith, used their best efforts to make the covenants in Section 4 reasonable in all respects and do not anticipate or intend that any court of competent jurisdiction would conclude otherwise or would find it necessary or appropriate to reform any such covenant, if any such covenant is held by a court of competent jurisdiction to be unreasonable, arbitrary or against public policy, such covenant will be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time, and geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding and enforceable against Employee.

       11.3 Remedies. Employee acknowledges that if he breaches or threatens to breach his covenants and agreements in this Agreement, then his actions may cause irreparable harm and damage to Company which could not be adequately compensated in damages. Accordingly, if Employee breaches or threatens to breach this Agreement, then Company shall be entitled to injunctive relief, in addition to any other rights or remedies of Company hereunder or otherwise. Upon any breach of this Agreement by Company, Employee shall be entitled to such rights and remedies as may be allowed by law or in equity.

       11.4 Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver and specifically referencing this Agreement.

       11.5 Notices. All notices and other communications required or permitted to be given or made hereunder shall be in writing and sent by pre-paid first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at his or its address or facsimile number set forth below or last designated address and facsimile number:


 If to Company:                          If to Employee:
 Advanced Business Sciences, Inc.        James E. Stark
 Attention:  Benjamin J. Lamb            2540 Rathbone Road
 3345 North 107th Street                 Lincoln, Nebraska  68502
 Omaha, Nebraska  68134
 Facsimile No:(402) 498-8812




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    Any such  notice or  communication  shall be deemed to have been duly  given immediately (if given by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Section 11.5 on the date of such facsimile), or three days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery or postal service and duly addressed, or that recipient of a facsimile was confirmed by the recipient as provided above. Any Person entitled to notice may change the address(es) or facsimile number(s) to which notices or other communications to such Person shall be delivered, mailed or transmitted by giving notice thereof to the parties hereto in the manner provided herein. No notice or communication to Company shall be deemed complete unless also made to Advanced Business Sciences, Inc., in accordance with this Section 11.5.

       11.6 Survival. Employee's obligations pursuant to Sections 4 and 5 shall survive the Termination Date and any termination of this Agreement for the period(s) therein provided. Except as expressly provided above in Section 6.2(b) or as required by law or the express terms of any employee benefit plan in which Employee participates, neither Employee nor his heirs, executors, administrators or personal representatives, shall be entitled to any salary, bonus or other compensation or any benefits during or for any period after the Termination date.

       11.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than on such counterpart.

       11.8 Headings. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe or otherwise limit the scope, extent or intent of this Agreement or any of its provisions.

       11.9 Witholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by Company hereunder to Employee shall be subject to the withholding of such amounts relating to taxes as Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

       11.10 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Nebraska, without regard to its principles of conflicts of law.

 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                          EMPLOYEE:
                                          Name:


                                          /s/ James E. Stark
                                          Signature                     Date

                                          COMPANY:
                                          Advanced Business Sciences, Inc.


                                          BY /s/ Benjamin J. Lamb

                                          Chief Executive Officer
                                          Title                        Date